Putnam RetirementReady Maturity Fund
1/31/06 Semi-Annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1 (000s omitted)
Class A	485
Class B	2
Class C 	*

72DD2 (000s omitted)
Class M	 *
Class R	 *
Class Y	 295

73A1
Class A	0.971
Class B	0.749
Class C	0.750

73A2
Class M	0.826
Class R	0.897
Class Y	1.043

74U1 (000s omitted)
Class A	529
Class B	2
Class C	*

74U2 (000s omitted)
Class M	*
Class R	*
Class Y	263

* Represents less than 1(000s omitted)

74V1
Class A	56.95
Class B	56.99
Class C	57.01

74V2
Class M	56.97
Class R	57.00
Class Y	57.08


Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.